News Release

FOR IMMEDIATE RELEASE

Wednesday, October 11, 2006

Gannett Co., Inc. Releases September Statistical Report

McLEAN, VA - Gannett Co., Inc. (NYSE: GCI) reported today that total pro forma operating revenues for the ninth period ended September 24, 2006 decreased 0.7 percent resulting from higher advertising demand in its broadcasting segment offset by lower revenues in its newspaper segment. For comparison purposes, the exchange rate of Sterling year-over-year also affected results for the company's UK operations. If the exchange rate had remained constant year-over-year, total pro forma operating revenues would have been 1.4 percent lower for the period.

September

Pro forma (assuming that all properties presently owned were owned in both periods) newspaper advertising revenues in September were 3.2 percent lower compared with the ninth period in 2005 on declines of 3.2 percent in ROP volume and 3.0 percent in preprint distribution. If the exchange rate had remained constant year-over-year, total pro forma newspaper advertising revenues would have been down 3.9 percent.

Pro forma local advertising revenues were 0.8 percent lower on a 2.3 percent decline in ROP ad volume in September. The performance of the company's small and medium-sized advertisers in its domestic newspapers outpaced the revenue performance of its largest advertisers. In the U.S., across all products, local ad revenue gains were achieved in the health, restaurant and home improvement categories while the department store, furniture, grocery, consumer electronics, financial and telecommunications categories lagged last year's comparable period. On a constant currency basis, pro forma local advertising would have been 1.3 percent lower.

Pro forma classified revenues decreased 2.9 percent in the ninth period on a 2.3 percent decrease in ROP ad volume. On a constant currency basis, pro forma classified revenues would have been 4.2 percent lower for September. Real estate revenues were up 5.5 percent while employment revenues were down 7.1 percent and automotive revenues were 10.1 percent lower. On a constant currency basis, real estate would have been 3.9 percent higher, employment would have been down 8.4 percent and automotive revenues would have been 11.0 percent lower. In the U.S., at our community newspapers pro forma classified revenues were 4.0 percent lower in the ninth period comprised of a 5.6 percent increase in real estate revenues, a 7.8 percent decline in employment revenue and automotive which was 12.7 percent lower.

Pro forma national advertising revenues in September were 9.5 percent lower on a 19.9 percent decline in ad volume. National volume at the company's local domestic newspapers was down
22.4 percent in the period due in part to the absence of advertising demand related to the hurricanes in September of 2005. At USA TODAY, advertising revenues were 0.3 percent lower on a decline in paid ad pages to 358 from 375.

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For the ninth period, at USA TODAY, strong growth in the entertainment, telecommunications, retail, real estate and pharmaceutical categories was offset by weakness in the automotive, travel, financial, packaged goods and advocacy categories.

Pro forma broadcasting revenues, which include Captivate, increased 14.2 percent in the period buoyed by higher politically related advertising demand. Television revenues were up 14.4 percent for the ninth period. National revenues were 23.6 percent higher while local revenues increased 7.5 percent.

Third Quarter

For the third quarter of 2006, total pro forma operating revenues were 0.3 percent higher and would have been 0.4 percent lower on a constant currency basis.

Newspaper advertising revenues, on a pro forma basis, for the third quarter were down 1.2 percent and would have been 2.0 percent lower on a constant currency basis. The company's domestic newspaper advertising revenue decreased 1.0 percent.

For the third quarter, pro forma local advertising was 0.8 percent higher and would have been up 0.4 percent on a constant currency basis. Local advertising in the U.S. for the quarter was up almost 1 percent.

Pro forma classified revenues for the quarter declined 2.3 percent and on a constant currency basis would have been 3.6 percent lower. Real estate revenues were 8.2 percent higher, while employment was down 6.2 percent and automotive was 9.5 percent lower. On a constant currency basis for the quarter, real estate would have been up 6.6 percent while employment and automotive would have been down 7.4 percent and 10.5 percent, respectively. For the quarter, classified revenues were down 1.8 percent at our domestic community newspapers with a 9.1 percent increase in real estate offset by declines in employment and automotive revenues of 6.0 percent and 10.3 percent, respectively.

Pro forma national advertising was 3.4 percent lower for the third quarter. If the exchange rate had remained constant year-over-year, national advertising would have been down 3.7 percent. At USA TODAY advertising revenues were 1.0 percent higher in the quarter while paid advertising pages totaled 912 compared to 981 in the year-ago period.

Pro forma broadcasting revenues for the quarter increased 11.1 percent and television revenues were up 11.4 percent reflecting significantly higher revenues associated with politically related ad demand. Based on current pacings, television revenues for the fourth quarter of 2006 would be ahead of last year's fourth quarter in the mid to high single digits.

In addition to the revenue and statistical summary, attached is a chart which shows the consolidated Gannett Online audience share for September from Nielsen//Net Ratings. In September, Gannett's domestic Websites had approximately 24 million unique visitors reaching over 15 percent of the Internet audience.

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The pro forma advertising and circulation revenue statistics include the results for Exchange & Mart and Auto Exchange (acquired in September 2005), Tallahassee (acquired in August 2005), 100 percent of the Detroit Newspaper Partnership (established in August 2005), Mint Magazine (acquired in July 2005) and Hometown Communications (acquired in March 2005). The pro forma other revenue statistics include the results for PointRoll, Inc. (acquired in June 2005). The pro forma broadcasting revenue statistics include results for KTVD-TV in Denver (acquired in late June 2006 and operated as a duopoly with KUSA-TV) and WATL-TV in Atlanta (acquired in August 2006 and operated as a duopoly with WXIA-TV). Ad linage for Newsquest, Clipper and Nursing Spectrum are not included in the ad volume statistics. Circulation volume numbers for Newsquest's paid daily newspapers are included in the enclosed statistics, but volume from unpaid daily and non-daily publications is not included in the circulation volume statistics. The revenue and statistical data related to the former Gannett-owned newspapers in Bellingham (WA), Olympia (WA) and Boise (ID) as well as the Muskogee (OK) Phoenix, which was contributed to the Gannett Foundation in April 2006, has been excluded from all periods presented.

Gannett Co., Inc. is a leading international news and information company that publishes 90 daily newspapers in the USA, including USA TODAY, the nation's largest-selling daily newspaper. The company also owns nearly 1,000 non-daily publications in the USA and USA WEEKEND, a weekly newspaper magazine. Gannett subsidiary Newsquest is the United Kingdom's second largest regional newspaper company. Newsquest publishes nearly 300 titles, including 17 daily newspapers, and a network of prize-winning Web sites. Gannett also operates 23 television stations in the United States and is an Internet leader with sites sponsored by its TV stations and newspapers including USATODAY.com, one of the most popular news sites on the Web.

Certain statements in this press release may be forward looking in nature or "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

Contact: Jeff Heinz
Director, Investor Relations
703-854-6917
jheinz@gannett.com

GANNETT CO., INC.
REVENUE & STATISTICAL SUMMARY
                         Period 9 (August 28, 2006 - September 24, 2006)
                                                                        %
                            2006            2005           CHANGE    CHANGE
REVENUES:
Advertising:
Local                $   187,733,000  $  189,273,000  $   (1,540,000)  (0.8)
National                  69,527,000      76,789,000      (7,262,000)  (9.5)
Classified               189,371,000     195,106,000      (5,735,000)  (2.9)
                        -------------   -------------    -----------   ----
Total Advertising    $   446,631,000  $  461,168,000  $  (14,537,000)  (3.2)
                        =============   =============    ===========   ====
Circulation              104,458,000     106,549,000      (2,091,000)  (2.0)
Other revenue             44,231,000      41,278,000       2,953,000    7.2
Broadcasting              71,181,000      62,354,000       8,827,000   14.2
                        -------------   -------------    -----------   ----
Total Revenue        $   666,501,000  $  671,349,000  $   (4,848,000)  (0.7)
                        =============   =============    ===========   ====
VOLUME:
Newspaper Inches:
Local                      2,662,599       2,724,486         (61,887)  (2.3)
National                     295,982         369,536         (73,554) (19.9)
Classified                 4,328,776       4,430,983        (102,207)  (2.3)
                        -------------   -------------    -----------   ----
Total ROP                  7,287,357       7,525,005        (237,648)  (3.2)
                        =============   =============    ===========   ====
Preprint Distribution
(in thousands)               951,684         980,839         (29,155)  (3.0)
                        =============   =============    ===========   ====
NET PAID CIRCULATION:
Morning (w/USAT)           7,011,872       7,181,251        (169,379)  (2.4)
Evening                      881,663         908,166         (26,503)  (2.9)
                        -------------   -------------    -----------   ----
Total Daily                7,893,535       8,089,417        (195,882)  (2.4)
                        =============   =============    ===========   ====
Sunday                     6,219,225       6,380,983        (161,758)  (2.5)
                        =============   =============    ===========   ====

                         Year-to-Date through September 24, 2006
                                                                        %
                              2006            2005         CHANGE    CHANGE
REVENUES:
Advertising:
Local                  $ 1,646,184,000 $ 1,633,708,000 $  12,476,000    0.8
National                   612,399,000     624,909,000   (12,510,000)  (2.0)
Classified               1,663,928,000   1,698,621,000   (34,693,000)  (2.0)
                         -------------   -------------   -----------   ----
Total Advertising      $ 3,922,511,000 $ 3,957,238,000 $ (34,727,000)  (0.9)
                         =============   =============   ===========   ====
Circulation                961,489,000     986,360,000   (24,871,000)  (2.5)
Other revenue              354,537,000     333,605,000    20,932,000    6.3
Broadcasting               613,923,000     568,945,000    44,978,000    7.9
                         -------------   -------------   -----------   ----
Total Revenue          $ 5,852,460,000 $ 5,846,148,000 $   6,312,000    0.1
                         =============   =============   ===========   ====
VOLUME:
Newspaper Inches:
Local                       25,062,193      25,208,404      (146,211)  (0.6)
National                     2,847,703       3,073,815      (226,112)  (7.4)
Classified                  41,802,644      42,392,195      (589,551)  (1.4)
                         -------------   -------------   -----------   ----
Total ROP                   69,712,540      70,674,414      (961,874)  (1.4)
                         =============   =============   ===========   ====
Preprint Distribution
(in thousands)               8,744,540       8,941,533      (196,993)  (2.2)
                         =============   =============   ===========   ====
NET PAID CIRCULATION:
Morning (w/USAT)             6,976,919       7,099,407      (122,488)  (1.7)
Evening                        886,340         921,944       (35,604)  (3.9)
                         -------------   -------------   -----------   ----
Total Daily                  7,863,259       8,021,351      (158,092)  (2.0)
                         =============   =============   ===========   ====
Sunday                       6,277,509       6,425,778      (148,269)  (2.3)
                         =============   =============   ===========   ====
Note:  The above revenue amounts and statistics have been restated to include all companies presently owned, including KTVD-TV in Denver
       (acquired in late June 2006 and operated as a duopoly along with
       KUSA-TV), WATL-TV in Atlanta (acquired in August 2006 and operated as a duopoly along with WXIA-TV), the Exchange & Mart and Auto Exchange
       (non-daily publications acquired in September 2005) , the Tallahassee
       Democrat (acquired in late August 2005), 100% of the Detroit Newspaper
       Partnership (established August 2005), Mint Magazine (acquired in
       July 2005), PointRoll, Inc. (acquired in June 2005) and Hometown
       Communications (acquired in late March 2005).  PointRoll is a marketing services company with a suite of media products that delivers enhanced online marketing opportunities for advertisers, agencies and online publishers.  PointRoll is included above in Other revenue. Hometown is a community publishing company with one daily newspaper, 62 non-daily community newspapers, 24 community telephone directories and other specialty and niche publications. The revenue and statistical data related to the former Gannett owned newspapers in Bellingham (WA), Olympia (WA) and Boise (ID) as well as the
       Muskogee (OK) Phoenix which was contributed to the Gannett Foundation in April 2006, has been excluded from all periods presented.
       Operating results from the company's newspaper in Tucson, which participates in a joint operating agency, are accounted for under the equity method of accounting and are reported as a single amount in other operating revenues.  Advertising linage statistics from this newspaper are not included above, however, circulation volume statistics are included.
       Newsquest is a regional newspaper publisher in the United Kingdom with nearly 300 titles, including paid and unpaid daily and non-daily products. Circulation volume statistics for Newsquest's 17 paid daily newspapers are included above.  Circulation volume statistics for Sunday Herald are included above in the Sunday statistics.  Circulation volume statistics for Newsquest's unpaid daily and non-daily publications are not reflected above.
       Advertising linage for Newsquest publications is not reflected above.
       Circulation volume statistics for Detroit Free Press, a morning newspaper, are reflected above.  Circulation volume statistics for
       The Detroit News, an evening newspaper, are not reflected above.
       Circulation volume and advertising linage statistics for non-daily products, including Nursing Spectrum/NurseWeek and Clipper Magazine are not reflected above.

GANNETT CO., INC.
REVENUE & STATISTICAL SUMMARY
                       3rd Quarter 2006 (June 26, 2006 - September 24, 2006)
                                                                        %
                              2006            2005         CHANGE    CHANGE
REVENUES:
Advertising:
Local                  $   537,857,000 $   533,416,000 $   4,441,000    0.8
National                   191,709,000     198,441,000    (6,732,000)  (3.4)
Classified                 550,742,000     563,933,000   (13,191,000)  (2.3)
                         -------------   -------------   -----------   ----
Total Advertising      $ 1,280,308,000 $ 1,295,790,000 $ (15,482,000)  (1.2)
                         =============   =============   ===========   ====
Circulation                316,457,000     322,604,000    (6,147,000)  (1.9)
Other revenue              121,600,000     113,835,000     7,765,000    6.8
Broadcasting               199,642,000     179,730,000    19,912,000   11.1
                         -------------   -------------   -----------   ----
Total Revenue          $ 1,918,007,000 $ 1,911,959,000 $   6,048,000    0.3
                         =============   =============   ===========   ====
VOLUME:
Newspaper Inches:
Local                        8,109,489       8,130,322       (20,833)  (0.3)
National                       857,239         991,402      (134,163) (13.5)
Classified                  14,106,564      14,232,600      (126,036)  (0.9)
                         -------------   -------------   -----------   ----
Total ROP                   23,073,292      23,354,324      (281,032)  (1.2)
                         =============   =============   ===========   ====
Preprint Distribution
(in thousands)               2,830,837       2,897,452       (66,615)  (2.3)
                         =============   =============   ===========   ====
NET PAID CIRCULATION:
Morning (w/USAT)             6,841,233       6,984,659      (143,426)  (2.1)
Evening                        868,016         898,168       (30,152)  (3.4)
                         -------------   -------------   -----------   ----
Total Daily                  7,709,249       7,882,827      (173,578)  (2.2)
                         =============   =============   ===========   ====
Sunday                       6,159,035       6,313,210      (154,175)  (2.4)
                         =============   =============   ===========   ====
Note:  The above revenue amounts and statistics have been restated to include all companies presently owned, including KTVD-TV in Denver
       (acquired in late June 2006 and operated as a duopoly along with
       KUSA-TV), WATL-TV in Atlanta (acquired in August 2006 and operated as a duopoly along with WXIA-TV), the Exchange & Mart and Auto Exchange
       (non-daily publications acquired in September 2005) , the Tallahassee
       Democrat (acquired in late August 2005), 100% of the Detroit Newspaper
       Partnership (established August 2005), Mint Magazine (acquired in
       July 2005), PointRoll, Inc. (acquired in June 2005) and Hometown
       Communications (acquired in late March 2005).  PointRoll is a marketing services company with a suite of media products that delivers enhanced online marketing opportunities for advertisers, agencies and online publishers.  PointRoll is included above in Other revenue. Hometown is a community publishing company with one daily newspaper, 62 non-daily community newspapers, 24 community telephone directories and other specialty and niche publications. The revenue and statistical data related to the former Gannett owned newspapers in Bellingham (WA), Olympia (WA) and Boise (ID) as well as the
       Muskogee (OK) Phoenix which was contributed to the Gannett Foundation in April 2006, has been excluded from all periods presented.
       Operating results from the company's newspaper in Tucson, which participates in a joint operating agency, are accounted for under the equity method of accounting and are reported as a single amount in other operating revenues.  Advertising linage statistics from this newspaper are not included above, however, circulation volume statistics are included.
       Newsquest is a regional newspaper publisher in the United Kingdom with nearly 300 titles, including paid and unpaid daily and non-daily products. Circulation volume statistics for Newsquest's 17 paid daily newspapers are included above.  Circulation volume statistics for Sunday Herald are included above in the Sunday statistics.  Circulation volume statistics for Newsquest's unpaid daily and non-daily publications are not reflected above.
       Advertising linage for Newsquest publications is not reflected above.
       Circulation volume statistics for Detroit Free Press, a morning newspaper, are reflected above.  Circulation volume statistics for
       The Detroit News, an evening newspaper, are not reflected above.
       Circulation volume and advertising linage statistics for non-daily products, including Nursing Spectrum/NurseWeek and Clipper Magazine are not reflected above.

Gannett Online Internet Audience
September 2006

Nielsen//Net Ratings
Home/Work Panel Combined
      Unique Visitors  Percentage Reach of
           Per Month     Internet Audience
Gannett Online          23,953,000   15.2%